Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Verona Pharma plc of our report dated February 29, 2024, relating to the financial statements, which appear in Verona Pharma plc's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

February 27, 2025

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